Exhibit 23.1

The Board of Directors

Willbros Group, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 14, 2006, relating to the consolidated financial statements and financial statement schedule of Willbros Group, Inc., appearing in the Annual Report on Form 10-K of Willbros Group, Inc. for the year ended December 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ GLO CPAs

Houston, Texas

June 30, 2006